EXHIBIT 10.1

SECOND AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP

OF

GRIFFIN-AMERICAN HEALTHCARE REIT II HOLDINGS, LP

This Second Amendment to Agreement of Limited Partnership (the “Amendment”) of GRIFFIN-AMERICAN HEALTHCARE REIT II HOLDINGS, LP (the “Partnership”) is entered into the 11th day of September, 2013, by GRIFFIN-AMERICAN HEALTHCARE REIT II, INC., a Maryland corporation (the “General Partner”), as general partner of the Partnership.

BACKGROUND INFORMATION

WHEREAS, the General Partner is a party to that certain Agreement of Limited Partnership dated January 9, 2009, as amended by that certain Amendment to Agreement of Limited Partnership, dated as of January 4, 2012 (collectively, the “Partnership Agreement”);

WHEREAS, the General Partner pursuant to the provisions of Article XIV of the Partnership Agreement with respect to amendments to the Partnership Agreement, desires to amend the Partnership Agreement to provide, among other things, that distributions made to the Limited Partners under the Partnership Agreement shall not be less than the amount such Limited Partner would receive if such Limited Partner held an interest directly in the General Partner.

ARTICLE I
CAPITALIZED TERMS

All capitalized terms used in this Amendment, not otherwise defined, have the meaning specified for such terms in the Partnership Agreement.

ARTICLE II
AMENDMENTS

The Partnership Agreement is amended as follows:

1.    By inserting the following as a new definition, “Make Up Amount” as Section 1.55 to be and read as follows:

“Make Up Amount” has the meaning set forth in Section 5.1(f).

2.    By inserting the following as a new definition, “REIT Stock Equivalent Amount” as Section 1.93 to be and read as follows:

“REIT Stock Equivalent Amount” has the meaning set forth in Section 5.1(f).

3.    By renumbering of the definitions in Article I as necessary to reflect the insertion of the new definitions of “Make Up Amount” and “REIT Stock Equivalent Amount.”

4.    By amending Section 5.1 by adding the following paragraph (f) to the end thereof:

“(f)    Notwithstanding the foregoing, and subject to the provisions of Sections 5.3, 5.4, 8.6(b), 11.6(d) and 13.2, distributions made to the Limited Partners pursuant to Sections 5.1(a) and 5.1(b) shall not be less than the amount of the distribution the Limited Partners would have received on the corresponding date distributions are otherwise to be made under the governing documents of the General Partner if such Limited Partners' Limited Partner Interest had been redeemed for REIT Stock immediately prior to the Partnership Record Date pursuant to Section 8.6 (the “REIT Stock Equivalent Amount”); if the distribution to be made to the Limited Partners is less than the REIT Stock Equivalent Amount, then the Partnership shall make a distribution to the Limited Partners (pro rata in accordance with their respective Percentage Interests) in an amount equal to such difference (the “Make Up Amount”) and the remainder of the distributions shall be made to the General Partner and/or the Advisor, as applicable.

5.    By amending Section 6.1(c) by adding the following clause to the end of the first sentence of such section:

“after taking into account distributions required to be made under Section 5.1(f).”

6.    By amending Section 6.1 by adding the following paragraph (d) to the end thereof:

(d)    Special Allocation with Respect to Distributions Made Pursuant to Section 5.1(f). If, for any Fiscal Year, a distribution is made to the Limited Partners of a Make Up Amount pursuant to Section 5.1(f), an amount of Profit (or an item thereof) shall be allocated to such Limited Partners in an amount equal to each such Limited Partner's pro rata share of such Make Up Amount. For purposes of the preceding allocation only, a Partner holding more than one class or series of Partnership Interests or units shall be deemed to be a separate Partner with respect to each such class, series or units.

ARTICLE III

REAFFIRMATION

In all other respects the Partnership shall be governed by the terms and conditions of the Partnership Agreement and its Certificate, as amended, all of which are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto, after first being duly sworn, have affixed their hands and seals the day and year first above written.

GENERAL PARTNER

Griffin-American Healthcare REIT II, Inc.,
a Maryland corporation

By:    /s/ Jeffrey T. Hanson
Name:     Jeffrey T. Hanson

Title:	Chief Executive Officer and Chairman of the Board of Directors